UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 24, 2005 (June 20, 2005)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street Kansas City, Missouri		64105
(Address of principal executive offices)		Zip Code

Registrant’s telephone number, including area code

(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2005, Marquee Holdings Inc. (“Holdings”) and LCE Holdings, Inc. (“LCE Holdings”), the respective holding companies of AMC Entertainment Inc. (“AMCE”) and Loews Cineplex Entertainment Corporation (“LCEC”), entered into a definitive merger agreement (the “Merger Agreement”) that would result in the combination of their businesses, the merger of LCE Holdings and Holdings, with Holdings continuing as the holding company of the merged businesses (the “Continuing Company”), and the merger of LCEC and AMCE, with AMCE continuing after the merger (collectively, the “Merger”).

The Merger Agreement provides for the current stockholders of LCE Holdings to receive approximately 40% of the outstanding common stock of the Continuing Company in exchange for their shares of LCE Holdings.  Each of the parties to the Merger Agreement has made customary representations, warranties and covenants, including, among others, (i) to conduct their respective businesses in the ordinary course prior to consummation of the Merger, (ii) to use reasonable best efforts to obtain regulatory approval, including antitrust approval under the Hart-Scott-Rodino Act and (iii) to cooperate in connection with the refinancing of the senior credit facilities of AMCE and LCEC.

The Merger is expected to close within six to nine months.  Consummation of the Merger is subject to various customary conditions, including, among others, receipt of regulatory approval and refinancing of the senior credit facilities of AMCE and LCEC.  The Merger Agreement permits Holdings or LCE Holdings to terminate the Merger Agreement if the Merger has not been consummated by June 20, 2006.

In connection with the Merger Agreement, on June 20, 2005, Holdings entered into a consent and support agreement with its controlling stockholders, affiliates of J.P. Morgan Partners, LLC and Apollo Management, L.P., pursuant to which such stockholders agreed to approve the Merger and take certain other actions to support the transactions contemplated by the Merger Agreement for so long as the Merger Agreement remains in effect.  LCE Holdings also entered into a consent and support agreement on similar terms with its controlling stockholders, affiliates of Bain Capital Partners, The Carlyle Group and Spectrum Equity Investors.  Forms of the consent and support agreements of LCE Holdings and Holdings are attached respectively as exhibits A and B to the Merger Agreement.  Each of the respective controlling stockholders of Holdings and LCE Holdings has given its consent to the Merger and the Merger Agreement.

A copy of the Merger Agreement (including the exhibits thereto) is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The above description of the Merger Agreement and the consent and support agreements is qualified in its entirety by reference to the full text of the Merger Agreement (including the exhibits thereto) and the consent and support agreements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 2.1 –	Agreement and Plan of Merger, dated June 20, 2005, by and among Marquee Holdings Inc. and LCE Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	June 24, 2005	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2005, by and among Marquee Holdings Inc. and LCE Holdings, Inc.